For Immediate Release
SCANA Media Contact	SCANA Investor Contact
Eric Boomhower	Bryan Hatchell
(803) 217-7701	(803) 217-7458
eboomhower@scana.com	bhatchell@scana.com

SCE&G authorizes purchase of long-lead materials for new nuclear plant

COLUMBIA, S.C. (April 1, 2008) – South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (NYSE: SCG) announced today that an agreement has been reached with Westinghouse Electric Company and The Shaw Group Inc. (NYSE: SGR), authorizing the purchase of long-lead-time materials for up to two new Westinghouse AP1000 nuclear electric generating units.

“This keeps us on schedule if we are to build new nuclear generation and have a plant online by 2016,” said Kevin Marsh, president of SCE&G.  “We’re pleased that after more than two years of diligent work, we’re able to achieve this milestone. Our focus now is on finalizing the Engineering, Procurement, and Construction (EPC) contract as soon as possible.”

“The agreement announced today is significant in that it represents another step forward for the U.S. nuclear renaissance,” said Steve Tritch, Westinghouse president and CEO.  “We look forward to working with our customer, and our consortium partner The Shaw Group, to finalize an EPC contract.”

“We congratulate South Carolina Electric & Gas for taking a leadership position in the domestic resurgence of new nuclear power generation,” said J.M. Bernhard Jr., Shaw's chairman, president and CEO. “Shaw is honored to proceed, alongside Westinghouse, in the development of the world’s most advanced, emission-free power plants during this historic time for the power industry.”

Also today, SCE&G filed a Letter of Intent with the South Carolina Public Service Commission and the South Carolina Office of Regulatory Staff indicating that the company plans to file a combined application under the Base Load Review Act, as required under state law. The application will document the need for a new plant, as well as provide regulators with information they need to determine, up front, if the company’s plans to construct the plant, including the projected costs, schedules and siting decisions, are prudent. SCE&G has not set a specific date for filing the combined application.

On Monday, SCE&G and Santee Cooper, a state-owned electric and water utility in South Carolina, submitted an application with the Nuclear Regulatory Commission for a combined construction and operating license (COL). Once approved, the COL would authorize the companies to build and operate up to two new nuclear reactors at the utilities’ existing V.C. Summer Nuclear Station site in Jenkinsville, S.C.

PROFILES

South Carolina Electric & Gas Company is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 639,000 customers in 26 counties in the central, southern and southwestern portions of South Carolina. The company also provides natural gas service to approximately 303,000 customers in 34 counties in the state.

SCANA Corporation, a Fortune 500 company headquartered in Columbia, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

Santee Cooper is South Carolina's state-owned electric and water utility and serves more than 160,000 residential and commercial customers in Berkeley, Georgetown and Horry counties. The utility also generates the power distributed by the state's 20 electric cooperatives to more than 685,000 customers in all 46 counties. All total, nearly 2 million South Carolinians receive their power directly or indirectly from Santee Cooper. For more information, visit www.santeecooper.com.

Westinghouse Electric Company, a group company of Toshiba Corporation, is the world's pioneering nuclear power company and is a leading supplier of nuclear plant products and technologies to utilities throughout the world.  Westinghouse supplied the world’s first pressurized water reactor in 1957 in Shippingport, Pa.  Today, Westinghouse technology is the basis for approximately one-half of the world's operating nuclear plants, including 60 percent of those in the United States. For more information about the Westinghouse AP1000, visit its Web site at www.ap1000.westinghousenuclear.com.  For images of the AP1000, visit http://www.westinghousenuclear.com/D6.asp.

The Shaw Group Inc., a 20 percent owner of Westinghouse Electric Company, is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with nearly $6 billion in annual revenues, Shaw is headquartered in Baton Rouge, La., and employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw's Web site at www.shawgrp.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9)  the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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